As filed with the Securities and Exchange Commission on March 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gritstone Oncology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-4859534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5959 Horton Street, Suite 300 Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

2018 Incentive Award Plan

2018 Employee Stock Purchase Plan

(Full Title of the Plan)

Andrew Allen, M.D., Ph.D.

President and Chief Executive Officer

Gritstone Oncology, Inc.

5959 Horton Street, Suite 300

Emeryville, California 94608

(510) 871-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq.

Brian J. Cuneo, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,454,553(3)	$8.015	$11,658,242	$1,513
Common Stock, $0.0001 par value per share	363,638(4)	$8.015	$2,914,559	$379
Total:	1,818,191		$14,572,801	$1,892

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2018 Incentive Award Plan (the “2018 Plan”) and the 2018 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for shares reserved for future issuance under the 2018 Plan and the ESPP are based on the average of the high and the low price of Registrant’s Common Stock as reported on The Nasdaq Global Select Market on March 6, 2020.

(3)	Represents the additional shares of the Registrant’s common stock available for future issuance under the 2018 Plan resulting from an annual increase as of January 1, 2020.
(4)	Represents the additional shares of the Registrant’s common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2020.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2018 (File No. 333-227665) (the “Original Registration Statement”), Gritstone Oncology, Inc. (the “Registrant”) registered 2,782,920 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Gritstone Oncology, Inc. 2018 Incentive Award Plan (the “2018 Plan”), and 282,334 shares of Common Stock issuable under the Gritstone Oncology, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”). The Original Registration Statement also registered 2,355,270 shares of Common Stock issuable under the Gritstone Oncology, Inc. 2015 Equity Incentive Plan, as amended (the “2015 Plan”), which shares become available for issuance under the 2018 Plan to the extent awards under the 2015 Plan are forfeited or lapse unexercised and are not issued under the 2015 Plan. By a registration statement on Form S-8 filed with the SEC on March 28, 2019 (File No. 333-230581) (the “2019 Registration Statement”), the Registrant registered an additional 1,160,000 shares of Common Stock issuable under the 2018 Plan and an additional 290,000 shares of Common Stock issuable under the ESPP. The Registrant is hereby registering an additional 1,454,553 shares of Common Stock issuable under the 2018 Plan and an additional 363,638 shares of Common Stock issuable under the ESPP, which shares are now available for grant due to automatic annual increase provisions in the 2018 Plan and ESPP.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Original Registration Statement and 2019 Registration Statement are incorporated by reference in this registration statement on Form S-8.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	10-2-18	3.1

4.2	Amended and Restated Bylaws.	8-K	10-2-18	3.2

4.3	Form of Common Stock Certificate.	S-1/A	9-17-18	4.2

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.					X

99.1(a)#	2018 Incentive Award Plan.	S-8	10-2-18	99.2	(a)

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2018 Incentive Award Plan.	S-1	9-17-18	10.7	(b)

99.1(c)#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2018 Incentive Award Plan.	S-1	9-17-18	10.7	(c)

99.1(d)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2018 Incentive Award Plan.	S-1	9-17-18	10.7	(d)

99.2#	2018 Employee Stock Purchase Plan.	S-8	10-2-18	99.3

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Emeryville, California, on this 11th day of March, 2020.

Gritstone Oncology, Inc.

By:	/s/ Andrew Allen
Andrew Allen, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Andrew Allen, M.D., Ph.D. and Jean-Marc Bellemin and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew Allen Andrew Allen, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2020

/s/ Jean-Marc Bellemin Jean-Marc Bellemin	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2020

/s/ Richard Heyman Richard Heyman, Ph.D.	Director	March 11, 2020

/s/ Elaine Jones Elaine Jones, Ph.D.	Director	March 11, 2020

/s/ Steve Krognes Steve Krognes	Director	March 11, 2020

/s/ Judith Li Judith Li	Director	March 11, 2020

/s/ Nicholas Simon Nicholas Simon	Director	March 11, 2020

/s/ Thomas Woiwode Thomas Woiwode, Ph.D.	Director	March 11, 2020